UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 9, 2012
Date of Report (date of earliest event reported)

EAST WEST BANCORP, INC.
 (Exact name of registrant as specified in its charter)

Commission file number 000-24939

Delaware	95-4703316
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

135 N Los Robles Ave., 7th Floor, Pasadena, California 91101
(Address of principal executive offices including zip code)

(626) 768-6000
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-(c))

East West Bancorp, Inc.
Current Report of Form 8-K

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2012, the Named Executive Officers of East West Bancorp, signed agreements to terminate the right of automatic vesting of restricted stock compensation upon a change of control.  The agreement also states all current restricted stock awards which the employee has been granted, as well as awards to be granted in the future, will be “clawedback” in the event of a financial restatement, regardless of reason for the financial restatement.

The employee agreements of the Chief Executive Officer, Mr. Ng, the Chief Risk Officer, Douglas P. Krause, and the Chief Human Resources Officer, James T. Schuler, were also amended so that they are not evergreen and instead have a 3 year term with an  expiration date of April 8, 2015.

The Form Amendment to Employment Agreement and the Form of Agreement Regarding Grants of Incentive Shares and Clawbacks, which detail, governs the changes above is attached hereto as Exhibits 10.1, 10.3 -3.4, 10.5, 10.9.1.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits

10.1	Form of Amendment to Employment Agreement- Mr. Ng
10.5	Form of Amendment to Employment Agreement- Mr. Krause
10.9.1	Form of Amendment to Employment Agreement- Mr. Schuler
10.3	Form of Agreement Regarding Grants of Incentive Shares and Clawbacks - Mr. Ng
10.3.1	Form of Agreement Regarding Grants of Incentive Shares and Clawbacks - Ms. Gouw
10.3.2	Form of Agreement Regarding Grants of Incentive Shares and Clawbacks - Mr. Krause
10.3.3	Form of Agreement Regarding Grants of Incentive Shares and Clawbacks – Ms. Oh
10.3.4	Form of Agreement Regarding Grants of Incentive Shares and Clawbacks – Mr. Schuler

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 9, 2012

EAST WEST BANCORP, INC.

By:	/s/ Douglas P. Krause
Douglas P. Krause, Esq. Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Amendment to Employment Agreement- Mr. Ng
10.5	Form of Amendment to Employment Agreement- Mr. Krause
10.9.1	Form of Amendment to Employment Agreement- Mr. Schuler
10.3	Form of Agreement Regarding Grants of Incentive Shares and Clawbacks - Mr. Ng
10.3.1	Form of Agreement Regarding Grants of Incentive Shares and Clawbacks - Ms. Gouw
10.3.2	Form of Agreement Regarding Grants of Incentive Shares and Clawbacks - Mr. Krause
10.3.3	Form of Agreement Regarding Grants of Incentive Shares and Clawbacks – Ms. Oh
10.3.4	Form of Agreement Regarding Grants of Incentive Shares and Clawbacks – Mr. Schuler